UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549-1004

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)of
the Securities Exchange Act of 1934

                                April 29, 2005
(Date of Report (Date of Earliest Event Reported))

                                 LA-Z-BOY INCORPORATED
(Exact name of registrant as specified in its charter)

MICHIGAN	1-9656	38-0751137
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Indentification Number)

1284 North Telegraph Road, Monroe, Michigan	48162-3390
(Address of principal executive offices)	Zip Code

Registrant's telephone number, including area code (734) 241-4074

                                           None

        (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01: Other Events.

On April 29, 2005, the Registrant issued a press release announcing that it has completed a sale of its La-Z-Boy Contract unit, to the Lange family, owners of Best Home Furnishings, Inc. of Ferdinand, IN.    A copy of the press release is attached hereto as Exhibit 99.

Item 9.01 - Financial Statements & Exhibits

                      (c)
                           99.   Press release dated April 29, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LA-Z-BOY INCORPORATED (Registrant)

Date: April 29, 2005

BY: /S/ Louis M. Riccio, Jr. Louis M. Riccio, Jr. Corporate Controller On behalf of the registrant and as Chief Accounting Officer

Exhibit Index

Exhibit No.              Description
      99                     Press release dated April 29, 2005

Exhibit 99.

NEWS RELEASE

Contact: Mark Stegeman	(734) 241-4418	mark.stegeman@la-z-boy.com

LA-Z-BOY SELLS OFFICE CONTRACT UNIT

MONROE, MI. April 29, 2005 - La-Z-Boy Incorporated (NYSE, PCX: LZB) today announced that it has completed a sale of its La-Z-Boy Contract unit, to the Lange family, owners of Best Home Furnishings, Inc. of Ferdinand, IN.

La-Z-Boy Incorporated President and CEO Kurt L. Darrow said, “Our expertise, as well as our business model, is centered on providing comfortable and stylish furnishings for the home. We have made a number of changes over the past year to better align ourselves with that model. Our contract business did not have the market position compared to the major office furniture players and was not a large enough component of our overall business to justify our continued corporate focus and resources. This sale enables us to concentrate our efforts more solely on home furnishings which have substantially different dynamics than contract furniture, as well as provide our contract furniture unit and its employees the opportunity to join an organization that is committed to invest and grow this business.”

La-Z-Boy Contract was founded in 1971 and sells a variety of seating products for task, operational and executive applications in two primary market segments: the office contract business and health care. These products are primarily manufactured in a Leland, Mississippi plant, which is included in the sale. The sale also includes an agreement to continue the use of the La-Z-Boy® name in the Contract and Healthcare furniture markets through a licensing arrangement. La-Z-Boy Contract will operate as a strategic business unit of the Lange family and will remain separate from Best Home Furnishings.

While the financial terms of the transaction were not immediately disclosed, the company expects the transaction will result in a gain, which will be reported when the company reports its April 30, 2005 fiscal year end results.

Background Information

With annual sales of $2 billion, La-Z-Boy Incorporated is one of the world’s leading residential furniture producers, marketing furniture for every room of the home and office, as well as for the hospitality, health care and assisted-living industries. The La-Z-Boy Upholstery Group companies are Bauhaus, Centurion, Clayton Marcus, England, La-Z-Boy and Sam Moore. The La-Z-Boy Casegoods Group companies are American Drew, American of Martinsville, Hammary, Kincaid, Lea and Pennsylvania House.

The corporation’s vast proprietary distribution network is dedicated exclusively to selling La-Z-Boy Incorporated products and brands, and includes 331 stand-alone La-Z-Boy Furniture Galleries® stores and 283 La-Z-Boy In-Store Gallerys, in addition to in-store gallery programs at the company’s Kincaid, Pennsylvania House, Clayton Marcus, England and Lea operating units. According to industry trade publication Furniture/Today, the La-Z-Boy Furniture Galleries retail network by itself represents the industry’s fourth largest U.S. furniture retailer and the second largest single source furniture retailer. Additional information is available at http://www.la-z-boy.com/.